Exhibit 99
TITAN INTERNATIONAL, INC. ANNOUNCES A NEW SENIOR VICE PRESIDENT OF
NORTH AMERICAN TIRE AND AN INTERIM CFO

QUINCY, Ill--Titan International, Inc. (NYSE: TWI)
May 5, 2016

Contact: Todd Shoot, VP, Treasury & Investor Relations
todd.shoot@titan-intl.com; 217-221-4416

The Board of Directors of Titan International, Inc. (the “Company” or “Titan”) has approved the transition of Mr. John Hrudicka from his current position as Chief Financial Officer to the operational side of the business. Effective May 2, 2016, Mr. Hrudicka’s new position is Senior Vice President of North American Tire.

The Board also approved the appointment of Mr. James M. Froisland as Interim Chief Financial Officer of Titan. Mr. Froisland has had extensive experience as a chief financial officer, chief information officer, chief operating officer, corporate secretary and board member for both domestic and international public and private equity owned companies. Mr. Froisland will serve Titan on a temporary basis while the Company conducts a search for a permanent CFO.

All investor inquiries should continue to be addressed to Mr. Todd Shoot, VP, Treasury & Investor Relations.

Company description: Titan International, Inc. (NYSE: TWI), a holding company, owns subsidiaries that supply wheels, tires, assemblies and undercarriage products for off-highway equipment used in agricultural, earthmoving/construction and consumer applications.